EXHIBIT 99.2

Unrivaled Brands Announces Successful Closing of Acquisition of

SilverStreak Solutions.

Unrivaled Adds A Leading Sacramento Cannabis Delivery Service With 42,000

Customers and a 96% Repeat Customer Order Rate

SANTA ANA, CA – October 5, 2021 – (GlobeNewswire) – Unrivaled Brands, Inc. (OTCQX:UNRV) ("Unrivaled" or the "Company") today announced that the Company has successfully completed its acquisition of SilverStreak Solutions, Inc. (“SilverStreak”).

The acquisition of SilverStreak adds a valuable direct to consumer cannabis delivery platform to the Unrivaled service offerings. SilverStreak is one of the leaders in the Sacramento cannabis delivery market, and the Company plans to deploy the SilverStreak delivery platform, along with certain technology enhancements, to other Unrivaled facilities, starting with San Leandro during this quarter. SilverStreak has in excess of 42,000 customers within a 100-mile operating radius with a 96% repeat customer order rate.

Unrivaled’s CEO, Frank Knuettel II, stated, "We are pleased to expand our footprint in California and add a purpose-built delivery service. Our team has developed ordering and delivery management technology improvements that we will integrate with the existing operating platform developed by SilverStreak, creating a premier delivery service with expanded brand presence.

Importantly, we have added our branded products, led by Korova, to the delivery menu. In addition to the revenue we are adding, we anticipate that the technology enhancements and menu updates will increase the Company’s margins and cash flow.”

About Unrivaled Brands

Unrivaled Brands is a multi-state vertically integrated company focused on the cannabis sector with operations in California, Oregon, and Nevada. In California, Unrivaled Brands operates three dispensaries, a state-wide distribution network, company-owned brands, and a cultivation facility, and has two additional cultivation facilities and a dispensary under development. In Oregon, we operate a state-wide distribution network and company-owned brands. In Nevada, by way of a joint venture, Unrivaled Brands operates a cultivation and manufacturing facility. Unrivaled Brands is home to Korova, the market leader in high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma, as well as Sticks and Cabana. For more info, please visit: unrivaledbrands.com.

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Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Unrivaled undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as additional risks and uncertainties we face, are identified and more fully discussed in the "Risk Factors" section of Unrivaled’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Unrivaled as of the date of this release. Unrivaled undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact
Jason Assad
LR Advisors LLC.
Jassad@terratchcorp.com
678-570-6791

For media inquiries:
Nic Johnson
Russo Partners
nic.johnson@russopartnersllc.com
303-482-6405

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